Exhibit 99.2

MAKISM 3D CORP. (f/k/a ADVANCED CELLULAR, INC.)

Pro-Forma Combined Financial Statements

UMICRON LTD.

INTRODUCTION AND BASIS OF PRESENTATION
FOR PRO FORMA COMBINED FINANCIAL STATEMENTS

The following pro forma combined financial statements give effect to the acquisition of Umicron Ltd. (“Umicron”) by Makism 3D Corp. (“Makism”) by Share Exchange Agreement dated October 29, 2013, Makism acquired 100% of the issued and outstanding shares of Umicron in exchange for 30,000,000 common shares representing approximately 50.34% of its total issued and outstanding shares at the time (the “Exchange”). The combination is accounted for as a reverse merger.

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of the Exchange. The following pro forma combined balance sheet includes the balance sheets of Makism as of June 30, 2013 and Umicron as of August 31, 2013, as if the acquisition of Target occurred on each date, respectively, for the balance sheets and as of the first day of each year presented for the statements of operations.

The pro forma combined balance sheet and statement of operations should be read in conjunction with the separate historical audited financial statements for both Makism and Umicron, appearing elsewhere, as follows:

(i)	for Makism, financial statements for the year ended June 30, 2013, as filed recently in its Annual Report on Form 10-K; and

(ii)	for Umicron, audited financial statements for the period from inception (December 6, 2012) to August 31, 2013, appearing elsewhere in this Form 8-K.

Pro forma adjustments:

(A) To record the concurrent private placement of 600,000 shares for cash proceeds of $350,000, collected as of the closing date of October 29, 2013, and

(B) To record cancellation of 41,000,000 common shares by the former majority shareholder of Makism.

MAKISM 3D CORP.
(fka Advanced Cellular, Inc.)
PRO FORMA COMBINED BALANCE SHEET

	Makism	Umicron
	June 30,	August 31,		Pro-Forma	Pro-Forma
	2013	2012		Adjustments	Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$-	$6,782	(E)	$350,000	$356,782
Deposit	-	1,880			1,880
	-	8,662		350,000	358,662

Machinery	-	11,005		-	11,005

	$-	$19,667		$350,000	$369,667

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$10,713	$1,250		$-	$11,963
Loans payable - director	21,343	-		-	21,343
	32,056	1,250		-	33,306

STOCKHOLDERS' DEFICIT

CAPITAL STOCK
Authorized –
50,000,000 preferred shares $0.0001 par value;
0 issued and outstanding
100,000,000 common shares $0.0001 par value;
59,600,000 issued and outstanding	7,000	1,514	(B)	3,000	5,960
			(D)	(1,514)
			(E)	60
			(F)	(4,100)
ADDITIONAL PAID IN CAPITAL	44,250	148,971	(C)	(3,000)	462,469
			(D)	(81,792)
			(E)
			(F)	349,900
				4,100
RETAINED EARNINGS (DEFICIT)	(83,306)	132,068	(D)	83,306	132,068
	(32,056)	18,417		350,000	336,361
	$-	$19,667		$350,000	$369,667

The accompanying notes are an integral part of these pro forma financial statements

MAKISM 3D CORP.
(fka Advanced Cellular, Inc.)
PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Makism Year Ended June 30, 2013	Umicron Period Ended August 31, 2013	Pro Forma

Expenses and other items:
Amortization	$-	$1,202	$1,202
Research and development		3,696	3,696
Consulting		108,326	33,326
Legal and accounting	-	2,108	2,108
General and administrative	27,880	16,736	44,616

Total expenses and other items	27,880	132,068	84,948

Net Loss	$(27,880)	$(132,068)	$(84,948)

Loss per Share – basic and diluted	$(0.00)	$(188.67)	$(0.00)

Shares used in calculating basic and diluted loss per share	70,000,000	700	59,600,000

The accompanying notes are an integral part of these pro forma financial statements

MAKSIM 3D CORP.
PRO FORMA CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Pro Forma Adjustments

The pro forma adjustments to the consolidated balance sheet give effect to the acquisition of Umicron as if the transactions had occurred at the company’s respective balance sheet date of the most recent audit.

A. Derived from the balance sheet of Makism as of June 30, 2013 and the period then ended.

B. Derived from the balance sheet of Umicron as of August 31, 2013 and the period then ended.

C. Pro forma adjustment to reflect the issuance of 30,000,000 common shares of Makism for 100% of outstanding shares of Umicron.

D. To reclassify Makism’s deficit and Umicron’s common stock as additional paid-in capital in connection with the accounting for a reverse acquisition.

E. To record the concurrent private placement of 1,000,000 shares for cash proceeds of $350,000~~.~~

F. To record cancellation of 41,000,000 common shares.